Registration No. 33-52027

                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      ----------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                      ---------------------------------

                             TRAVELERS GROUP INC.
            (Exact name of registrant as specified in its charter)

             DELAWARE                                          52-1568099
   (State or other jurisdiction                             (I.R.S.Employer
 of incorporation or organization)                         Identification No.)

          388 GREENWICH STREET
           NEW YORK, NEW YORK                                    10013
(Address of principal executive offices)                       (Zip Code)

           THE TRAVELERS SAVINGS, INVESTMENT AND STOCK OWNERSHIP PLAN
                            (Full title of the plan)

                          CHARLES O. PRINCE, III, ESQ.
                              TRAVELERS GROUP INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                     (Name and address of agent for service)

                                 (212) 816-8000
                          (Telephone number, including
                        area code, of agent for service)

                               EXPLANATORY NOTE

            Shares of the common stock of Travelers Group Inc. (formerly The Travelers Inc.; the "Company"), par value $.01 per share, which were previously registered for issuance pursuant to The Travelers Savings, Investment and Stock Ownership Plan ("TESIP") (Registration No. 33-52027) filed on January 26, 1994 and the Travelers Group 401(k) Savings Plan (the "Savings Plan") (Registration No. 333-25603) filed on April 22, 1997 remain available for issuance and will be issued pursuant to the Savings Plan.

            The total number of shares of the Company's common stock registered for issuance pursuant to the Savings Plan is equal to the aggregate number of shares registered for issuance pursuant to the Registration Statements previously filed by the Company with respect to the Savings Plan, as well as the shares registered for TESIP under Registration No. 33-52027.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      Not Applicable

Item 4. Description of Securities.

      Not Applicable

Item 5. Interests of Named Experts and Counsel.

      Not Applicable

Item 6. Indemnification of Directors and Officers.

      Not Applicable

Item 7. Exemption from Registration Claimed.

      Not Applicable

Item 8. Exhibits.

      See Exhibit Index attached hereto.

Item 9. Undertakings.

      Not Applicable

                                  EXHIBIT INDEX

Exhibit
Number      Description of Document
------      -----------------------

24 Powers of Attorney of certain directors of the Registrant, filed with the initial filing of this Registration Statement on January 26, 1994

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of April, 1997.

                              TRAVELERS GROUP INC.
                              (Registrant)


                              By: /s/ James Dimon
                                  --------------------------------
                                  James Dimon
                                  President

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this registration statement has been signed below by the following persons in the capacities indicated on this 22nd day of April, 1997.

             Signature                     Title
             ---------                     -----


       /s/ Sanford I. Weill
----------------------------------         Chairman of the Board,
         Sanford I. Weill                  Chief Executive Officer
                                           (Principal Executive Officer) and
                                           Director


        /s/ Heidi G. Miller
----------------------------------         Senior Vice President and Chief
          Heidi G. Miller                  Financial Officer (Principal
                                           Financial Officer)


        /s/ Irwin Ettinger
----------------------------------         Executive Vice President and Chief
          Irwin Ettinger                   Accounting Officer (Principal
                                           Accounting Officer)


----------------------------------         Director
       C. Michael Armstrong


                 *
----------------------------------         Director
        Kenneth J. Bialkin

             Signature                     Title
             ---------                     -----


----------------------------------         Director
          Edward H. Budd


                 *
----------------------------------         Director
      Joseph A. Califano, Jr.


                 *
----------------------------------         Director
        Douglas D. Danforth


                 *
----------------------------------         Director
         Robert F. Daniell


          /s/ James Dimon
----------------------------------         Director
            James Dimon


                 *
----------------------------------         Director
        Leslie B. Disharoon


                 *
----------------------------------         Director
          Gerald R. Ford


                 *
----------------------------------         Director
           Ann D. Jordan


                 *
----------------------------------         Director
          Robert I. Lipp


                 *
----------------------------------         Director
          Dudley C. Mecum

             Signature                     Title
             ---------                     -----


                 *
----------------------------------         Director
        Andrall E. Pearson


                 *
----------------------------------         Director
          Frank J. Tasco


                 *
----------------------------------         Director
         Linda J. Wachner


                 *
----------------------------------         Director
       Joseph R. Wright, Jr.


                 *
----------------------------------         Director
           Arthur Zankel


*By: /s/ James Dimon
     ----------------------------------
     James Dimon
     Attorney-in-fact

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 22nd day of April, 1997.

                              TRAVELERS GROUP 401(k) SAVINGS PLAN ,
                              as successor to The Travelers Savings,
                              Investment and Stock
                              Ownership Plan
                              (Plan)


                              By: /s/ Richard M. Green
                                  -------------------------------------------
                                  Richard M. Green
                                  Secreatry, Plans Administration Committee,
                                      the Plan Administrator